Exhibit 99.2

AMD Reports Third Quarter 2015 Results - CFO Commentary
October 15, 2015

Reconciliation for all non-GAAP financial measures discussed in this commentary to the most directly comparable GAAP financial measures is included below and in our financial tables that accompany our earnings press release available at quarterlyearnings.amd.com.
Q3 2015 Results and Recent Events

•	Revenue of $1.06 billion, up 13% sequentially and down 26% year-over-year.

•	Gross margin of 23%, down 2 percentage points sequentially, and non-GAAP gross margin of 23%, down 5 percentage points sequentially. The impact of the inventory write-down was 6 percentage points.

•	Recorded $65 million inventory write-down primarily consisting of older-generation APUs.

•	Operating loss of $158 million and non-GAAP operating loss of $97 million, compared to an operating loss of $137 million and non-GAAP operating loss of $87 million in Q2 2015.

•
Net loss of $197 million, loss per share of $0.25, and non-GAAP net loss of $136 million, non-GAAP loss per share of $0.17, compared to a net loss of $181 million, loss per share of $0.23, and non-GAAP net loss of $131 million, non-GAAP loss per share of $0.17 in Q2 2015. The impact of the inventory write-down was $0.08.

•	Announced a 2015 restructuring plan as latest step in simplifying our business and aligning resources, including an approximate 5% workforce reduction.

•
Announced signing of definitive agreement to form joint ventures with Nantong Fujitsu Microelectronics (NFME), an experienced Outsourced Semiconductor Assembly and Test (OSAT) provider, optimizing AMD’s Assembly, Test, Mark and Pack (ATMP) facilities.

Q3 2015 Commentary
Revenue was $1.06 billion, up 13% sequentially, due primarily to strong seasonal semi-custom demand and improved desktop processor and GPU sales.

Gross margin was 23%, compared to GAAP gross margin of 25% and non-GAAP gross margin of 28% in Q2 2015, due to an inventory write-down of approximately $65 million primarily consisting of older-generation APUs. The impact of the inventory write-down was 6 percentage points.

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Restructuring
As the latest step in our plans to simplify our business and align resources around our priorities of building great products and deepening customer relationships, we announced a restructuring plan on October 1st, 2015. The restructuring plan is expected to:

•	Reduce global headcount by approximately 5%, to be largely completed by the end of Q1 2016;

•	Align AMD’s real estate footprint with reduced headcount;

•	Realize operational savings, primarily in operating expenses, of approximately $2 million in Q3 2015, $7 million in Q4 2015 and $58 million in 2016.
Total restructuring and other special charges in Q3 2015 were $48 million, comprised of approximately $41 million related to the 2015 restructuring plan and approximately $7 million related to the 2014 restructuring plan. We expect to make cash payments related to the 2015 restructuring plan of approximately $26 million in 2015 and $15 million in 2016.

Operating expenses:

	Q3-15	Q2-15	Q1-15	Q4-14	Q3-14
GAAP	$397M	$369M	$463M	$690M	$431M
Non-GAAP	$336M	$353M	$357M	$366M	$408M

Beginning in Q1 2015, AMD started excluding the impact of stock-based compensation from non-GAAP results. Prior periods have been adjusted accordingly.
Operating expenses were $397 million.
Non-GAAP operating expenses were $336 million or 32% of revenue.

•	R&D was $234 million, up 4% sequentially.

•	SG&A was $102 million, down 20% sequentially.
To derive non-GAAP operating expenses for Q3 2015, we excluded the impact of restructuring and other special charges and stock-based compensation.

Non-GAAP operating loss was $97 million, compared to non-GAAP operating loss of $87 million in Q2 2015, primarily due to lower gross margin.
To derive non-GAAP operating loss for Q3 2015, we excluded the impact of restructuring and other special charges and stock-based compensation.

Non-GAAP net loss was $136 million.
To derive non-GAAP net loss for Q3 2015, we excluded the impact of restructuring and other special charges and stock-based compensation.

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Depreciation and amortization, excluding amortization of acquired intangible assets, was $42 million, compared to $45 million in the prior quarter.

Net interest expense, other expense and taxes were $39 million in the quarter, down from $44 million in the prior quarter primarily driven by lower other expenses.

Non-GAAP net loss per share was $0.17, calculated using 785 million shares. The impact of the inventory write-down was $0.08.

Adjusted EBITDA was negative $55 million, compared to negative $42 million in the prior quarter, due to lower gross margin.
Q3 2015 Segment Results
Computing and Graphics segment revenue was $424 million, up 12% sequentially, primarily due to higher sales of GPUs and desktop processors.

•	Client processor average selling price (ASP) decreased sequentially and year-over-year primarily due to lower notebook processor ASP.

•	GPU ASP was essentially flat sequentially and increased year-over-year, due to new AMD RadeonTM GPU product offerings and improved AIB ASP.

Computing and Graphics operating loss was $181 million, compared to an operating loss of $147 million in Q2 2015, primarily driven by an inventory write-down of older-generation products partially offset by higher revenue.

Enterprise, Embedded and Semi-Custom segment revenue was $637 million, up 13% compared to the prior quarter, primarily driven by seasonally higher sales of our semi-custom SoCs.

Enterprise, Embedded and Semi-Custom operating income was $84 million, up from $27 million in the prior quarter, primarily due to the absence of the $33 million charge associated with a technology node transition in Q2 2015 and higher sales.

ATMP Manufacturing Facilities Joint Venture
AMD and NFME today announced the signing of a definitive agreement to form a joint venture to establish an industry-leading ATMP company, optimizing AMD’s ATMP facilities. The value of the

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transaction is $436 million and NFME will take an 85 percent ownership in the joint venture. AMD will receive $371 million in cash, and expects net proceeds of approximately $320 million in cash, net of taxes and other charges at close. The transaction is expected to close in the first half of 2016, pending all regulatory and other approvals. On a go-forward basis, AMD expects the transaction to be cost neutral with significantly reduced capital expenditures for AMD from the current annual run-rate of $100 million to $60 million per year.

Balance Sheet
Cash and cash equivalents were $755 million at the end of Q3 2015, compared to $829 million in the prior quarter, primarily due to debt interest payments of $69 million in the third quarter.

Cash, cash equivalents and marketable securities at the end of:

Q3-15	Q2-15	Q1-15	Q4-14	Q3-14
$755M	$829M	$906M	$1,040M	$938M

Inventory was $761 million exiting the quarter, down $38 million from the end of Q2 2015, and includes the $65 million inventory write-down.
Payable to GLOBALFOUNDRIES (GF) of $226 million includes amounts due to GF primarily for wafer purchases. As of the end of Q3 2015, we had purchases amounting to $631 million under the fifth amendment of the WSA.

Total debt at the end of the quarter was $2.26 billion, essentially flat from the prior quarter. As of the end of the quarter, the total borrowing against our secured revolving line of credit was $230 million, unchanged from the prior quarter.

Total Debt

(Millions)	Q3-15	Q2-15
6.75% Senior Notes due 2019	$600	$600
6.75% Senior Notes due 2019—Interest Rate Swap	5	6
7.75% Senior Notes due 2020	450	450
7.50% Senior Notes due 2022	475	475
7.00% Senior Notes due 2024	500	500
Capital lease obligations	—	8
Borrowings from secured revolving line of credit, net	230	230
Total Debt	$2,260	$2,269

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Non-GAAP free cash flow was negative $84 million compared to negative $75 million in the prior quarter. Net cash used in operating activities was $59 million and capital expenditures were $25 million, up $8 million from Q2 2015.
Outlook
The following statements concerning AMD are forward-looking and actual results could differ materially from current expectations. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended June 27, 2015.

For Q4 2015 we expect:

•	Revenue to decrease 10% sequentially, +/- 3%, due to a seasonal decline in semi-custom sales. We expect Computing and Graphics segment revenue to increase sequentially.

•	Non-GAAP gross margin to be approximately 30%.

•	Non-GAAP operating expenses to be approximately $320 million, including savings of approximately $7 million from our 2015 restructuring plan.

•	Interest expense, taxes and other to be approximately $45 million.

•	Inventory to be down sequentially.

•	Cash and cash equivalents to be approximately flat sequentially at $750 million, including payments of approximately $19 million related to the 2015 restructuring actions.

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 For more information, contact:
Investor Contact:
Ruth Cotter
408-749-3887
ruth.cotter@amd.com
Media Contact:
Drew Prairie
512-602-4425
drew.prairie@amd.com

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Non-GAAP Measures

To supplement the financial results of Advanced Micro Devices, Inc. (“AMD” or the “Company”) presented on a U.S. GAAP (“GAAP”) basis, this commentary contains non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP research and development and marketing, general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, Adjusted EBITDA and non-GAAP free cash flow. These non-GAAP financial measures reflect certain adjustments, and the Company has presented a reconciliation of GAAP to non-GAAP financial measures in the tables below.
The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also excluded the following adjustments for the indicated periods: for the third quarter of 2015 and nine months ended September 26, 2015, the Company excluded restructuring and other special charges, net, for the second quarter of 2015 and nine months ended September 26, 2015, the Company excluded a technology node transition charge, and for the nine months ended September 26, 2015, the Company excluded an adjustment for workforce rebalancing severance charges and for the three months ended September 26, 2015. The Company calculates and communicates Adjusted EBITDA because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

The Company also presents non-GAAP free cash flow in this commentary as a supplemental measure of its performance. Non-GAAP free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities less capital expenditures. The Company calculates and communicates non-GAAP free cash flow because the Company’s management believes it is important to investors to understand the nature of this cash flow. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

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Reconciliation of GAAP to Non-GAAP Gross Margin

(Millions except percentages)	Q3-15	Q2-15	Q3-14
GAAP Gross Margin	$239	$232	$494
GAAP Gross Margin %	23%	25%	35%
Technology node transition charge	—	33	—
Stock-based compensation*	—	1	1
Non-GAAP Gross Margin	$239	$266	$495
Non-GAAP Gross Margin %	23%	28%	35%

Reconciliation of GAAP to Non-GAAP Operating Expenses

(Millions)	Q3-15	Q2-15	Q1-15	Q4-14	Q3-14
GAAP operating expenses	$397	$369	$463	$690	$431
Goodwill impairment	—	—	—	233	—
Restructuring and other special charges, net	48	—	87	71	—
Amortization of acquired intangible assets	—	—	3	4	3
Stock-based compensation*	13	16	16	16	20
Non-GAAP operating expenses	$336	$353	$357	$366	$408

Reconciliation of GAAP to Non-GAAP Research and Development and Marketing, General and Administrative Expenses

(Millions)		Q3-15			Q2-15
	R&D	SG&A	Total	R&D	SG&A	Total
GAAP research and development and marketing, general and administrative expenses	$241	$108	$349	$235	$134	$369
Stock-based compensation*	7	6	13	10	6	16
Non-GAAP research and development and marketing, general and administrative expenses	$234	$102	$336	$225	$128	$353
Reconciliation of GAAP to Non-GAAP Operating Income (Loss)

(Millions)	Q3-15	Q2-15	Q3-14
GAAP operating income (loss)	$(158)	$(137)	$63
Technology node transition charge	—	33	—
Restructuring and other special charges, net	48	—	—
Amortization of acquired intangible assets	—	—	3
Stock-based compensation*	13	17	21
Non-GAAP operating income (loss)	$(97)	$(87)	$87

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Reconciliation of GAAP to Non-GAAP Net Income (Loss)/Earnings (Loss) per Share

(Millions except per share amounts)	Q3-15		Q2-15		Q3-14
GAAP net income (loss) /Earnings (loss) per share	$(197)	$(0.25)	$(181)	$(0.23)	$17	$0.02
Technology node transition charge	—	—	33	0.04	—	—
Restructuring and other special charges, net	48	0.06	—	—	—	—
Amortization of acquired intangible assets	—	—	—	—	3	—
Stock-based compensation*	13	0.02	17	0.02	21	0.03
Non-GAAP net income (loss) / earnings (loss) per share	$(136)	$(0.17)	$(131)	$(0.17)	$41	$0.05

* Beginning Q1 2015, AMD started excluding the impact of stock-based compensation from non-GAAP results. Prior periods have been adjusted accordingly.

Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA

(Millions)	Q3-15	Q2-15	Q3-14
GAAP operating income (loss)	$(158)	$(137)	$63
Restructuring and other special charges, net	48	—	—
Technology node transition charge	—	33	—
Stock-based compensation expense	13	17	21
Amortization of acquired intangible assets	—	—	3
Depreciation and amortization	42	45	46
Adjusted EBITDA	$(55)	$(42)	$133

Non-GAAP Free Cash Flow Reconciliation

(Millions)	Q3-15	Q2-15	Q3-14
GAAP net cash provided by (used in) operating activities	$(59)	$(58)	$18
Purchases of property, plant and equipment	(25)	(17)	(29)
Non-GAAP free cash flow	$(84)	$(75)	$(11)

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Cautionary Statement

This commentary contains forward-looking statements concerning Advanced Micro Devices, Inc. (“AMD” or the “Company”) including its financial outlook for the fourth quarter of 2015, including revenue, non-GAAP gross margin, non-GAAP operating expenses, the total of interest expense, taxes and other, inventory, and its cash and cash equivalents balances; expected benefits from AMD's 2015 restructuring plan ("2015 Restructuring Plan"); expected cash payments and savings related to the 2015 Restructuring Plan; the timing of headcount reductions under the 2015 Restructuring Plan; statements regarding the proposed joint venture (the "JVs") between AMD and Nantong Fujitsu Microelectronics, Co., Ltd., including the JVs' expected future performance (including expected results of operations and financial guidance); benefits from the proposed transaction; the JVs' future financial condition, operating results, strategy and plans; statements about regulatory and other approvals; the closing date for the proposed transaction; financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices may limit AMD's ability to compete effectively; AMD relies on GF to manufacture most of its microprocessor and APU products and certain of its GPU and semi-custom products. If GF is not able to satisfy AMD's manufacturing requirements, its business could be adversely impacted; AMD relies on third parties to manufacture its products, and if they are unable to do so on a timely basis in sufficient quantities and using competitive technologies, AMD's business could be materially adversely affected; failure to achieve expected manufacturing yields for AMD's products could negatively impact its financial results; the success of AMD's business is dependent upon its ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; if AMD cannot generate sufficient revenue and operating cash flow or obtain external financing, it may face a cash shortfall and be unable to make all of its planned investments in research and development or other strategic investments; AMD may not be able to successfully implement its business strategy to refocus its business to address markets beyond its core PC market to high-growth adjacent markets; the loss of a significant customer may have a material adverse effect on AMD; global economic uncertainty may adversely impact AMD's business and operating results; AMD may not be able to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD has a substantial amount of indebtedness which could adversely affect its financial position and prevent it from implementing its strategy or fulfilling its contractual obligations; the agreements governing AMD's notes and its Secured Revolving Line of Credit for a principal amount up to $500 million (Secured Revolving Line of Credit) impose restrictions on AMD that may adversely affect its ability to operate its business; the markets in which AMD's products are sold are highly competitive; uncertainties involving the ordering and shipment of AMD's products could materially adversely affect it; the completion and impact of the 2015 Restructuring Plan, its transformation initiatives and any future restructuring actions could adversely affect it; AMD's receipt of revenue from its semi-custom SoC products is dependent upon its technology being designed into third-party products and the success of those products; the demand for AMD's products depends in part on the market conditions in the industries into which they are sold. Fluctuations in demand for AMD's products or a market decline in any of these industries could have a material adverse effect on its results of operations; AMD's ability to design and introduce new products in a timely manner is dependent upon third-party intellectual property; AMD depends on third-party companies for the design, manufacture and supply of motherboards and other computer platform components to support its business; if AMD loses Microsoft Corporations support for its products or other software vendors do not design and develop software to run on AMD's products, its ability to sell its products could be materially adversely affected; AMD may incur future impairments of goodwill; AMD's reliance on third-party distributors and AIB partners subjects it to certain risks; AMD's inability to continue to attract and retain qualified personnel may hinder its product development programs; in the event of a change of control, AMD may not be able to repurchase its outstanding debt as required by the applicable indentures and its Secured Revolving Line of Credit, which would result in a default under the indentures and its Secured Revolving Line of Credit; the semiconductor industry is highly cyclical and has experienced severe downturns that have materially adversely affected, and may continue to materially adversely affect, its business in the future; AMD's business is dependent upon the proper functioning of its internal business processes and information systems and modification or interruption of such systems may disrupt its business, processes and internal controls; data breaches and cyber-attacks could compromise AMD's intellectual property or other confidential, sensitive information and cause significant damage to its business, competitive position and reputation while subjecting it to potential litigation; AMD's operating results are subject to quarterly and seasonal sales patterns; if essential equipment or materials are not available to manufacture its products, AMD could be materially adversely

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affected; if AMD's products are not compatible with some or all industry-standard software and hardware, it could be materially adversely affected; costs related to defective products could have a material adverse effect on AMD; if AMD fails to maintain the efficiency of its supply chain as it responds to changes in customer demand for its products, its business could be materially adversely affected; AMD outsources to third parties certain supply-chain logistics functions, including portions of its product distribution, transportation management and information technology support services; acquisitions could disrupt its business, harm its financial condition and operating results or dilute, or adversely affect the price of its common stock; AMD's worldwide operations are subject to political, legal and economic risks and natural disasters, which could have a material adverse effect on it; worldwide political conditions may adversely affect demand for AMD's products; unfavorable currency exchange rate fluctuations could adversely affect AMD; AMD's inability to effectively control the sales of its products on the gray market could have a material adverse effect on it; if AMD cannot adequately protect its technology or other intellectual property in the United States and abroad, through patents, copyrights, trade secrets, trademarks and other measures, it may lose a competitive advantage and incur significant expenses; AMD is a party to litigation and may become a party to other claims or litigation that could cause it to incur substantial costs or pay substantial damages or prohibit it from selling its products; AMD's business is subject to potential tax liabilities; a variety of environmental laws including conflict mineral rules that AMD is subject to could result in additional costs and liabilities; and higher health care costs and labor costs could adversely affect AMD's business. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2015.

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